Exhibit (h. 22)	Amendment No. 4 to Administration, Bookkeeping and Pricing Services Agreement between Heartland Group, Inc. and ALPS Fund Services, Inc.

Amendment No. 4 to

Administration, Bookkeeping and Pricing Services Agreement

This Amendment No. 4 to Administration, Bookkeeping and Pricing Services Agreement (the “Amendment”) is made this 26th day of August, 2014, by and between Heartland Group, Inc., a Maryland corporation (the “Fund”), and ALPS Fund Services, Inc., a Colorado corporation (“ALPS”).

WHEREAS, the Fund is a registered open-end management investment company organized as a series corporation offering a number of portfolios of securities (each a “Portfolio” and collectively, the “Portfolios”);

WHEREAS, the Fund and ALPS are party to an Administration, Bookkeeping and Pricing Services Agreement dated August 13, 2008, as previously amended August 1, 2012 and July 17, 2013, (the “Administration Agreement”), whereby the Fund retained ALPS to provide administrative, bookkeeping, tax return preparation, and pricing services to the Portfolios;

WHEREAS, on or about August 15, 2014, the Heartland Mid Cap Value Fund became a Portfolio of the Fund and the Fund seeks to have ALPS provide administrative, bookkeeping, tax return preparation, and pricing services to that Portfolio.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the Fund and the ALPS agree as follows:

1.	List of Portfolios. Appendix A (List of Portfolios) of the Administration Agreement is deleted in its entirety and replaced with the Appendix A (List of Portfolios) attached hereto.

2.	Tax Return Services. ANNEX A – Tax Return Services of the Administration Agreement is deleted in its entirety and replaced with the ANNEX A – Tax Return Services attached hereto.

3.	Entire Agreement. All terms, conditions, representations and warranties contained in the Administration Agreement are incorporated herein by reference and both the Fund and ALPS hereby agree that unless specified elsewhere in this Amendment, all terms, conditions, representations and warranties contained in this Amendment and in the Administration Agreement, as previously amended, constitute the entire understanding between the parties hereto, and supersede any prior understanding or agreements between the parties related to the services contemplated in the Administration Agreement, as previously amended.

4.	Choice of Law. This Amendment shall be governed by, and construed and enforced in accordance with the laws of the State of Colorado, without giving effect to the choice of laws provisions thereof.

5.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.	Defined Terms. All capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Administration Agreement, as amended.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first set forth above.

ALPS FUND SERVICES, INC.

By: /s/ Jeremy O. May

Jeremy O. May, President

Name: Jeremy O. May

Title: President

HEARTLAND GROUP, INC.

By: /s/ Paul T. Beste

Name: Paul T. Beste

Title: Vice President

Appendix A

List of Portfolios

Heartland Value Fund

Heartland Value Plus Fund

Heartland Select Value Fund

Heartland International Value Fund

Heartland Mid Cap Value Fund

ANNEXA

TAX RETURN SERVICES

Service Delivery

Prepare the federal and state income and excise tax returns and extensions for 5 series of the Fund:

Heartland Value Fund

Heartland Value Plus Fund

Heartland Select Value Fund

Heartland International Value Fund

Heartland Mid Cap Value Fund

Limitations & Understandings

ALPS shall not analyze or investigate information or returns for foreign tax filings. State income or franchise tax return preparation is limited to the initial state of nexus and does not include additional state filing requirements that may be triggered by underlying investments of the Fund. The Funds' independent auditors must provide, review, and approve any estimated excise distributions, and approve income and excise tax returns. The Fund's independent auditors are to sign as paid preparer of all income, state and excise tax returns.

$xxxx per year